Exhibit 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of
Pacific Capital Funds:
We consent to the incorporation by reference of our reports dated September 25, 2009 relating to the July 31, 2009 financial statements and financial highlights of the Pacific Capital Funds, in this Registration Statement on Form N-14 under the Securities Act of 1933. We also consent to the references to our firm under the captions “Other Service Providers — Independent Registered Public Accounting Firm” and “Experts” in the Combined Proxy Statement/Prospectus.
/s/ KPMG LLP
Columbus, Ohio
March 11, 2010